Exhibit 99.12

DANA INCORPORATED 3939 TECHNOLOGY DRIVE MAUMEE, OH 43537 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/DAN2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T04651-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DANA INCORPORATED THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. For Against Abstain 1. To approve the adoption of the Agreement and Plan of Merger, dated as of June 10, 2026, by and among Dana Incorporated (“Dana”), Eaton Corporation plc, Eaton Corporation, Mobility (USA) Corporation and Atlas Mobility Sub, Inc. (the “Merger Proposal”). 2. To approve the adjournment of the Special Meeting, if necessary, (a) to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, (b) if there are insufficient shares of the common stock, par value $0.01 per share, of Dana represented (either in person via the Internet or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (c) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that Dana has determined, based on the advice of outside legal counsel, are reasonably likely to be required under applicable law and for such supplemental or amended disclosures to be disseminated and reviewed by Dana stockholders prior to the Special Meeting. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

DANA INCORPORATED 2026 SPECIAL MEETING OF SHAREHOLDERS [ ], 2026 [ ] a.m., Eastern Time Online at www.virtualshareholdermeeting.com/DAN2026SM Please visit www.proxyvote.com for more details. The Special Meeting of Shareholders will be conducted in a virtual format and there will be no physical location for shareholders to attend. If you plan to participate in the Special Meeting of Shareholders, you will be able to listen and vote from your home or from any remote location that has Internet connectivity. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/DAN2026SM. T04652-TBD Dana Incorporated 3939 Technology Drive Maumee, OH 43537 proxy This Proxy is Solicited on Behalf of the Board of Directors. The undersigned appoints Douglas H. Liedberg and Shaun E. Graham or either of them, as Proxies, each with the power to appoint his substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Dana Incorporated held of record by the undersigned on [ ], 2026, at the Special Meeting of Shareholders to be held on [ ], 2026, and at any adjournments or postponements of the meeting. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.